                                                                    Exhibit 4.03

               LERNOUT & HAUSPIE SPEECH PRODUCTS Limited Company
              Flanders Language Valley 50 - 8900 Ieper  (Belgium)
 Register of Commerce Ieper: 31.360 - V.A.T. registration number: 432.834.685
________________________________________________________________________________


                      COORDINATED TEXT OF THE MEMORANDUM

                          AND ARTICLES OF ASSOCIATION


Incorporation on the December 10, 1987, published in the Annex to the Belgian State Gazette of January 6 and February 13, 1988 under numbers 880106-577 and 880213-49;

Amendment to the Memorandum and Articles of Association on November 30, 1988, published in the Annex to the Belgian State Gazette of January 26, 1989 under number 890126-359;

Amendment to the Memorandum and Articles of Association on July 13, 1989, published in the Annex to the Belgian State Gazette of the August 5, 1989 under number 890805-50;

Amendment to the Memorandum and Articles of Association on December 22, 1989, published in the Annex to the Belgian State Gazette of January 19, 1990 under number 900119-493;

Amendment of the Memorandum and Articles of Association of June 30, 1990, published in the Annex to the Belgian State Gazette of July 27, 1990 under number 900727-546;

Amendment to the Memorandum and Articles of Association on February 28, 1992, published in the Annex to the Belgian State Gazette of the March 25, 1992 under number 920325-273;

Amendment of the Memorandum and Articles of Association on November 13, 1992, published in the Annex to the Belgian State Gazette of December 8, 1992 under number 921208-250;

Extra-ordinary general meeting of shareholders of September 14, 1993, published in the Annex to the Belgian Gazette of October 9, 1993 under number 931009-98 and of March 12, 1994 under number 940312-194;

Change of the Company name - Amendment of the Articles of Association of September 23, 1993, published in the Annex to the Belgian State Gazette of October 19, 1993 under number 931019 -188;

Issue of warrants - Capital Increases - Amendments to the Memorandum and Articles of Association of March 31, 1994, published in the Annex to the Belgian State Gazette of April 26, 1994 under number 940426-368;

Issue of convertible bonds - Amendments to the Memorandum and Articles of Association of June 24, 1994, published in the Annex to the Belgian State Gazette of July 13, 1994 under number 940719-230;

Capital increase - Amendments to the Memorandum and Articles of Association of June 27, 1994, published in the Annex to the Belgian State Gazette of July 13, 1994 under number 940719-260;

Capital increase - Amendments to the Memorandum and Articles of Association of October 28, 1994, published in the Annex to the Belgian State Gazette under number 941123-182.

Nomination of Director - Issue of convertible bonds - Amendments to the Memorandum and Articles of Association of February 13, 1995, published in the Annex to the Belgian State Gazette under number N 950310-252.

Nominations - Capital increase - Issue of Warrants - Amendments to the Memorandum and Articles of Association of June 13, 1995, published in the Annex to the Belgian State Gazette under number N 950708-62.

Capital increase - Amendments to the Memorandum and Articles of Association of June 28, 1995, published in the Annex to the Belgian State Gazette under number N 950720-649.

Capital increase - Amendments to the Memorandum and Articles of Association of July 14, 1995, published in the Annex to the Belgian State Gazette under number N 950808-325.

Conversion of Automatically Convertible Bonds- Capital increase- Amendments to the Memorandum and Articles of Association of August 16, 1995, published in the Annex to the Belgian State Gazette under number N 950909-246.

Capital increase - Amendments to the Memorandum and Articles of Association of September 7, 1995, published in the Annex to the Belgian State Gazette under number N 950930-164.

Capital increase - Amendments to the Memorandum and Articles of Association of September 21, 1995, published in the Annex to the Belgian State Gazette under number N 951013-128.

Capital increase - Amendments to the Memorandum and Articles of Association of October 12, 1995, published in the Annex to the Belgian State Gazette under number N 951107-165.

Capital increase- Issuance of Warrants- Amendments to the Memorandum and Articles of Association of October 27, 1995, published in the Annex to the Belgian State Gazette under number N 951122-321.

Capital increase-Capital Decrease-Amendments to the Memorandum and Articles of Association of December 6, 1995, published in the Annex to the Belgian State Gazette under number N 960103-466.

Capital increase - Amendments to the Memorandum and Articles of Association of April 12, 1996, published in the Annex to the Belgian State Gazette under number N 960509-63.

Capital increase - Amendments to the Memorandum and Articles of Association of May 13, 1996, published in the Annex to the Belgian State Gazette under number N 960607-139.

Capital increase - Amendments to the Memorandum and Articles of Association of May 22, 1996, published in the Annex to the Belgian State Gazette under number N 960615-475.

Capital increase - Amendments to the Memorandum and Articles of Association of May 30, 1996, published in the Annex to the Belgian State Gazette under number N 960625-524.

Capital increase - Amendments to the Memorandum and Articles of Association of June 12, 1996, published in the Annex to the Belgian State Gazette under number N 960706-477.

Capital Decrease- Amendments to the Memorandum and Articles of Association of June 21, 1996, published in the Annex to the Belgian State Gazette under number N 960710-735.

Capital increase - Amendments to the Memorandum and Articles of Association of July 15, 1996, published in the Annex to the Belgian State Gazette under number N 960807-72.

Capital increase - Amendments to the Memorandum and Articles of Association of August 21, 1996, published in the Annex to the Belgian State Gazette under number N 960917-263.

Capital increase - Amendments to the Memorandum and Articles of Association of September 23, 1996, published in the Annex to the Belgian State Gazette under number N 961018-89.

Capital increase - Amendments to the Memorandum and Articles of Association of October 14, 1996, published in the Annex to the Belgian State Gazette under number N 961107-3.

Issuance of Automatically Convertible Bonds-capital increase - Amendments to the Memorandum and Articles of Association of November 20, 1996, published in the Annex to the Belgian State Gazette under number N 961213-189.

Issuance of Bonds Reimbursable in Shares as compensation for contribution of shares - Amendments to the Memorandum and Articles of Association of November 20, 1996, published in the Annex to the Belgian State Gazette under number N 961213-188.

Capital increase - Amendments to the Memorandum and Articles of Association of December 12, 1996, published in the Annex to the Belgian State Gazette under number N 970109-8.

Merger by take-over of Mendez Translations N.V. and Climmo N.V.- Issuance of New Shares - Amendments to the Memorandum and Articles of Association of December 12, 1996, published in the Annex to the Belgian State Gazette under number N 970129-232.

Amendments to the Memorandum and Articles of Association of December 31, 1996, published in the Annex to the Belgian State Gazette under number N 970129-232.

Capital increase - Amendments to the Memorandum and Articles of Association of January 30, 1997, published in the Annex to the Belgian State Gazette under number N 970221-146.

Capital increase on subscription of warrants of February 25, 1997, published in the Annex to the Belgian State Gazette under number 970320-133.

Capital increase - Amendments to the Memorandum and Articles of Association of February 25, 1997, published in the Annex to the Belgian State Gazette under number N 970320-132.

Capital increase - Amendments to the Memorandum and Articles of Association of April 18, 1997, published in the Annex to the Belgian State Gazette under number N 970514-213.

Amendments to the Articles of Association of May 5, 1997, published in the Annex to the Belgian State Gazette under number N970529-274.

Capital increase - Amendments to the Memorandum and Articles of Association of May 27, 1997, published in the Annex to the Belgian State Gazette under number N970612-569.

Capital increase- Amendments to the Memorandum and Articles of Association of June 18, 1997, published in the Annex to the Belgian State Gazette under number N970715-64.

Capital increase- Amendments to the Memorandum and Articles of Association of June 24, 1997, published in the Annex to the Belgian State Gazette under number N970715-695.

Capital increase- Amendments to the Memorandum and Articles of Association of June 27, 1997, published in the Annex to the Belgian State Gazette under number N970717-515.

Capital increase- Amendments to the Memorandum and Articles of Association of June 30 1997, published in the Annex to the Belgian State Gazette under number N970717-496.

Capital increase- Amendments to the Memorandum and Articles of Association of July 18, 1997, published in the Annex to the Belgian State Gazette under number N970809-112.

Capital increase- Amendments to the Memorandum and Articles of Association of July 28, 1997, published in the Annex to the Belgian State Gazette under number N970822-66.

Capital increase- Amendments to the Memorandum and Articles of Association of July 30, 1997, published in the Annex to the Belgian State Gazette under number N970826-5.

Capital increase- Amendments to the Memorandum and Articles of Association of September 1 and 3, 1997, published in the Annex to the Belgian State Gazette under number N970925-129.

Capital increase- Amendments to the Memorandum and Articles of Association of September 16, 1997, published in the Annex to the Belgian State Gazette under number N971004-280.

Conversion of Preferred Stock - Amendments to the Memorandum and Articles of Association, September 19, 1997, published in the Annex to the Belgian State Gazette under number N971010-277.

Conversion of Preferred Stock - Amendments to the Memorandum and Articles of Association, September 23, 1997, published in the Annex to the Belgian State Gazette under number N971018-438.

Capital increase- Amendments to the Memorandum and Articles of Association of September 29, 1997, published in the Annex to the Belgian State Gazette under number N971022-195.

Capital increase- Amendments to the Memorandum and Articles of Association of October 1, 1997, published in the Annex to the Belgian State Gazette under number N971023-105.

Conversion of Preferred Stock - Amendments to the Memorandum and Articles of Association, October 3, 1997, published in the Annex to the Belgian State Gazette under number N971024-399.

Capital increase- Amendments to the Memorandum and Articles of Association of October 17, 1997, published in the Annex to the Belgian State Gazette under number N971106-44.

Conversion of Preferred Stock - Amendments to the Memorandum and Articles of Association, October 17, 1997, published in the Annex to the Belgian State Gazette under number N971106-45.

Conversion of Preferred Stock - Amendments to the Memorandum and Articles of Association, October 20, 1997, published in the Annex to the Belgian State Gazette under number N971107-367.

Capital increase- Amendments to the Memorandum and Articles of Association of October 20, 1997, published in the Annex to the Belgian State Gazette under number N971114-341.

Conversion of Preferred Stock - Amendments to the Memorandum and Articles of Association, October 23, 1997, published in the Annex to the Belgian State Gazette under number N971115-286.

Conversion of Preferred Stock - Amendments to the Memorandum and Articles of Association, October 27, 1997, published in the Annex to the Belgian State Gazette under number 971121-232.

Capital increase- Amendments to the Memorandum and Articles of Association of October 30, 1997, published in the Annex to the Belgian State Gazette under number N971122-213.

Conversion of Preferred Stock - Amendments to the Memorandum and Articles of Association, November 7, 1997, Articles of Association coordinated together with the notary public capital increase of November 7, 1997 and published in the Annex to the Belgian State Gazette of December 3, 1997 under number 971203-256.

Capital increase- Amendments to the Memorandum and Articles of Association of November 7, 1997, published in the Annex to the Belgian State Gazette under number N971203-256.

Conversion of Preferred Stock - Amendments to the Memorandum and Articles of Association, November 10, 1997, published in the Annex to the Belgian State Gazette of December 12, 1997 under number 971212-391.

Conversion of Preferred Stock - Amendments to the Memorandum and Articles of Association, November 21, 1997, published in the Annex to the Belgian State Gazette of December 13, 1997 under number 971213-372.

Capital increase- Amendments to the Memorandum and Articles of Association of November 25, 1997, published in the Annex to the Belgian State Gazette of December 17, 1997 under number N971217-407.

Capital increase- Amendments to the Memorandum and Articles of Association of December 1, 1997, published in the Annex to the Belgian State Gazette of December 24, 1997 under number N971224-294.

Capital increase- Amendments to the Memorandum and Articles of Association of December 4, 1997, published in the Annex to the Belgian State Gazette of December 25, 1997 under number N971225-419.

Capital increase- Amendments to the Memorandum and Articles of Association of December 5, 1997, published in the Annex to the Belgian State Gazette of December 25, 1997 under number N971225-418.

Conversion of Preferred Stock - Amendments to the Memorandum and Articles of Association, December 11, 1997, published in the Annex to the Belgian State Gazette of January 9, 1998 under number 980109-467.

Conversion of Preferred Stock - Amendments to the Memorandum and Articles of Association, December 17, 1997, published in the Annex to the Belgian State Gazette of January 9, 1998 under number 980109-469.

Capital increase- Amendments to the Memorandum and Articles of Association of December 18, 1997, published in the Annex to the Belgian State Gazette of January 9, 1998 under number N980109-468.

Conversion of Preferred Stock - Amendments to the Memorandum and Articles of Association, December 23, 1997, published in the Annex to the Belgian State Gazette of January 30, 1998 under number 980130-79.

Conversion of Preferred Stock - Amendments to the Memorandum and Articles of Association, January 5, 1998, published in the Annex to the Belgian State Gazette of January 30, 1998 under number 980130-79

Capital increase- Amendments to the Memorandum and Articles of Association of January 5, 1998, published in the Annex to the Belgian State Gazette of January 30, 1998 under number N980130-77.

Conversion of Preferred Stock - Amendments to the Memorandum and Articles of Association, January 12, 1998, published in the Annex to the Belgian State Gazette of March 10, 1998 under number 980310-527.

Conversion of Preferred Stock - Amendments to the Memorandum and Articles of Association, January 15, 1998, published in the Annex to the Belgian State Gazette of March 13, 1998 under number 980313-348.

Capital increase- Amendments to the Memorandum and Articles of Association of January 16, 1998, published in the Annex to the Belgian State Gazette of February 12, 1998 under number N980212-9.

Capital increase- Amendments to the Memorandum and Articles of Association of January 19, 1998, published in the Annex to the Belgian State Gazette of February 12, 1998 under number N980212-519.

Conversion of Preferred Stock - Amendments to the Memorandum and Articles of Association, January 20, 1998, published in the Annex to the Belgian State Gazette of March 20, 1998 under number 980320-369.

Conversion of Preferred Stock - Amendments to the Memorandum and Articles of Association, January 21, 1998, published in the Annex to the Belgian State Gazette of March 26, 1998 under number 980326-4.

Conversion of Preferred Stock - Amendments to the Memorandum and Articles of Association, January 26, 1998, published in the Annex to the Belgian State Gazette of March 26, 1998 under number 980326-5.

Conversion of Preferred Stock - Amendments to the Memorandum and Articles of Association, January 30, 1998, published in the Annex to the Belgian State Gazette of March 31, 1998 under number 980331-505.

Conversion of Preferred Stock - Amendments to the Memorandum and Articles of Association, February 10, 1998, published in the Annex to the Belgian State Gazette of April 2, 1998 under number 980402-36.

Capital increase- Amendments to the Memorandum and Articles of Association of February 17, 1998, published in the Annex to the Belgian State Gazette of March 14, 1998 under number N980314-234.

Conversion of Preferred Stock - Amendments to the Memorandum and Articles of Association, February 27, 1998, published in the Annex to the Belgian State Gazette of April 3, 1998 under number 980403-178.

Capital increase- Amendments to the Memorandum and Articles of Association of March 5, 1998, published in the Annex to the Belgian State Gazette of April 1, 1998 under number 980401-402.

Capital increase- Amendments to the Memorandum and Articles of Association of March 16, 1998, published in the Annex to the Belgian State Gazette of April 10, 1998 under number 980410-477.

Capital increase- Amendments to the Memorandum and Articles of Association of March 17, 1998, published in the Annex to the Belgian State Gazette of April 10, 1998 under number 980410-478.

Capital increase- Amendments to the Memorandum and Articles of Association of March 19, 1998, published in the Annex to the Belgian State Gazette of April 16, 1998 under number 980416-30.

Issuance of Warrants- Two for One Stock Split Amendments to the Memorandum and Articles of Association of March 20, 1998, published in the Annex to the Belgian State Gazette of April 17, 1998 under number 980417-200.

Capital increase- Amendments to the Memorandum and Articles of Association of April 29, 1998, published in the Annex to the Belgian State Gazette of May 21, 1998 under number 980521-6.

Capital increase- Amendments to the Memorandum and Articles of Association of May 15, 1998, published in the Annex to the Belgian State Gazette of June 12, 1998 under number 980612-210.

Capital increase- Amendments to the Memorandum and Articles of Association of May 19, 1998, published in the Annex to the Belgian State Gazette of June 16, 1998 under number 980616-250.

Issuance of Automatically Convertible Bonds - Amendments to the Memorandum and Articles of Association of May 27, 1998 published in the Annex to the Belgian State Gazette of June 24, 1998 under number N 980624-619.

Amendment to the Memorandum and Articles of Association on May 27, 1998 published in the Annex to the Belgian State Gazette of June 24, 1998 under number 980624-621;

Conversion of Preferred Stock - Amendments to the Memorandum and Articles of Association, May 27, 1998, published in the Annex to the Belgian State Gazette of June 24, 1998 under number 980624-620.

Issuance of Automatically Convertible Bonds - Amendments to the Memorandum and Articles of Association of June 4, 1998 published in the Annex to the Belgian State Gazette of July 1, 1998 under number 980701-9.

Capital increase- Amendments to the Memorandum and Articles of Association of June 11, 1998 published in the Annex to the Belgian State Gazette of July 8, 1998 under number 980708-139.

Issuance of Warrants of June 12, 1998, published in the Annex to the Belgian State Gazette of July 1, 1998 under number N 980708-124.

Capital increase- Amendments to the Memorandum and Articles of Association of June 12, 1998, published in the Annex to the Belgian State Gazette of July 8, 1998 under number 980708-140.

Capital increase- Amendments to the Memorandum and Articles of Association of June 12, 1998, published in the Annex to the Belgian State Gazette of July 8, 1998 under number 980708-141.

Capital increase- Amendments to the Memorandum and Articles of Association of June 23, 1998, published in the Annex to the Belgian State Gazette of July 16, 1998 under number 980716-349.

Conversion of Preferred Stock - Amendments to the Memorandum and Articles of Association, June 26, 1998, published in the Annex to the Belgian State Gazette of July 16, 1998 under number 980716-305.


Capital increase- Amendments to the Memorandum and Articles of Association of June 30, 1998, published in the Annex to the Belgian State Gazette of July 16, 1998 under number 980729-32.

Capital increase- Amendments to the Memorandum and Articles of Association of July 8, 1998, published in the Annex to the Belgian State Gazette of July 16, 1998 under number 980731-368.

Capital increase- Amendments to the Memorandum and Articles of Association of July 14, 1998, published in the Annex to the Belgian State Gazette of July 16, 1998 under number 980811-65.

Conversion of Preferred Stock - Amendments to the Memorandum and Articles of Association, July 14, 1998, published in the Annex to the Belgian State Gazette of July 16, 1998 under number 980811-64.

Capital increase- Amendments to the Memorandum and Articles of Association of July 17, 1998, published in the Annex to the Belgian State Gazette of July 16, 1998 under number 980811-64.

Capital increase- Amendments to the Memorandum and Articles of Association of August 10, 1998, published in the Annex to the Belgian State Gazette of September 1, 1998 under number 980901-472.

Capital increase- Issuance of Automatically Convertible Note- Amendments to the Memorandum and Articles of Association of August 19, 1998, published in the Annex to the Belgian State Gazette of September 16, 1998 under number 980916-179.

Capital increase- Amendments to the Memorandum and Articles of Association of August 20, 1998, published in the Annex to the Belgian State Gazette of September 16, 1998 under number 980916-180.

Capital increase- Amendments to the Memorandum and Articles of Association of August 27, 1998, published in the Annex to the Belgian State Gazette of September 23, 1998 under number 980923-145.

Capital increase- Amendments to the Memorandum and Articles of Association of August 28, 1998, published in the Annex to the Belgian State Gazette of September 23, 1998 under number 980923-146.

Capital increase- Amendments to the Memorandum and Articles of Association of September 8, 1998, published in the Annex to the Belgian State Gazette of October 2, 1998 under number 981002-398.

Capital increase- Amendments to the Memorandum and Articles of Association of September 10, 1998, published in the Annex to the Belgian State Gazette of October 2, 1998 under number 981002-399.

Capital increase- Amendments to the Memorandum and Articles of Association of September 24, 1998, published in the Annex to the Belgian State Gazette of October 20, 1998 under number 981020-425.

Capital increase- Amendments to the Memorandum and Articles of Association of September 24, 1998, published in the Annex to the Belgian State Gazette of October 20, 1998 under number 981020-426.

Capital increase- Amendments to the Memorandum and Articles of Association of September 28, 1998, published in the Annex to the Belgian State Gazette of October 22, 1998 under number 981022-77.

Capital increase- Amendments to the Memorandum and Articles of Association of September 29, 1998, published in the Annex to the Belgian State Gazette of October 23, 1998 under number 981023-390.

Capital increase- Amendments to the Memorandum and Articles of Association of September 29, 1998, published in the Annex to the Belgian State Gazette of October 23, 1998 under number 981023-391.

Capital increase- Amendments to the Memorandum and Articles of Association of September 30, 1998, published in the Annex to the Belgian State Gazette of October 23, 1998 under number 981023-392.

Capital increase- Amendments to the Memorandum and Articles of Association of October 1, 1998, published in the Annex to the Belgian State Gazette of October 23, 1998 under number 981023-393.

Capital increase- Amendments to the Memorandum and Articles of Association of October 5, 1998, published in the Annex to the Belgian State Gazette of October 29, 1998 under number 981029-82.

Capital increase- Amendments to the Memorandum and Articles of Association of October 8, 1998, published in the Annex to the Belgian State Gazette of October 30, 1998 under number 981030-113.

Capital increase- Amendments to the Memorandum and Articles of Association of October 20, 1998, published in the Annex to the Belgian State Gazette of November 17, 1998 under number 981117-325.

Capital increase- Amendments to the Memorandum and Articles of Association of October 21, 1998, published in the Annex to the Belgian State Gazette of November 17, 1998 under number 981117-326.

Capital increase- Amendments to the Memorandum and Articles of Association of October 27, 1998, published in the Annex to the Belgian State Gazette of November 20, 1998 under number 981120-272.

Capital increase- Amendments to the Memorandum and Articles of Association of October 27, 1998, published in the Annex to the Belgian State Gazette of November 20, 1998 under number 981120-271.

Capital increase- Amendments to the Memorandum and Articles of Association of November 25, 1998, published in the Annex to the Belgian State Gazette of December 19, 1998 under number 981219-157.

Capital increase- Amendments to the Memorandum and Articles of Association of December 1, 1998, published in the Annex to the Belgian State Gazette of December 29, 1998 under number 981229-709.

Capital increase- Amendments to the Memorandum and Articles of Association of December 8, 1998, published in the Annex to the Belgian State Gazette of January 5, 1998 under number 990105-312.

Capital increase- Amendments to the Memorandum and Articles of Association of December 9, 1998, published in the Annex to the Belgian State Gazette of January 5, 1999 under number 990105-308.

Capital increase- Amendments to the Memorandum and Articles of Association of December 14, 1998, published in the Annex to the Belgian State Gazette of January 9, 1999 under number 990109-213.

Capital increase- Amendments to the Memorandum and Articles of Association of December 17, 1998, published in the Annex to the Belgian State Gazette of January 12, 1999 under number 990112-540.

Capital increase- Amendments to the Memorandum and Articles of Association of February 10, 1999, published in the Annex to the Belgian State Gazette of March 6, 1999 under number 990306-448.

Capital increase- Amendments to the Memorandum and Articles of Association of March 1, 1999, published in the Annex to the Belgian State Gazette of March 23, 1999 under number 990323-57.

Capital increase- Amendments to the Memorandum and Articles of Association of March 4, 1999, published in the Annex to the Belgian State Gazette of March 25, 1999 under number 990325-57.

Capital increase- Amendments to the Memorandum and Articles of Association of March 11, 1999, published in the Annex to the Belgian State Gazette of April 2, 1999 under number 990402-210.

Capital increase- Amendments to the Memorandum and Articles of Association of March 19, 1999, published in the Annex to the Belgian State Gazette of April 8, 1999 under number 990408-458.

Amendment to the Memorandum and Articles of Association of April 12, 1999, published in the Annex to the Belgian State Gazette of July 9, 1999 under number 990709-255.

Capital increase- Amendments to the Memorandum and Articles of Association of April 12, 1999 published in the Annex to the Belgian State Gazette of May 6, 1999 under number 990506-143.

Capital increase- Amendments to the Memorandum and Articles of Association of April 21, 1999 published in the Annex to the Belgian State Gazette of May 13, 1999 under number 990513-241.

Capital increase- Issuance of Automatic Convertible Shares-Amendments to the Memorandum and Articles of Association of May 6, 1999 published in the Annex to the Belgian State Gazette of June 1, 1999 under number 990601-169.

Capital increase-Amendments to the Memorandum and Articles of Association of May 6, 1999 published in the Annex to the Belgian State Gazette of June 1, 1999 under number 990601-170.

Capital increase-Amendments to the Memorandum and Articles of Association of May 11, 1999 published in the Annex to the Belgian State Gazette of June 4, 1999 under number 990604-178.

Capital increase-Amendments to the Memorandum and Articles of Association of June 2, 1999 published in the Annex to the Belgian State Gazette of June 24, 1999 under number 990624-277.

Capital increase-Amendments to the Memorandum and Articles of Association of June 8, 1999 published in the Annex to the Belgian State Gazette of July 3, 1999 under number 990703-561.

Issuance of Warrants- Amendments to the Memorandum and Articles of Association of June 11, 1999 published in the Annex to the Belgian State Gazette of July 7, 1999 under number 990707-89.

Capital increase- Amendments to the Memorandum and Articles of Association of June 11, 1999 published in the Annex to the Belgian State Gazette of July 7, 1999 under number 990710-188.

Capital increase- Amendments to the Memorandum and Articles of Association of June 16, 1999 published in the Annex to the Belgian State Gazette of July 10, 1999 under number 990710-132.

Capital increase- Amendments to the Memorandum and Articles of Association of June 23, 1999 published in the Annex to the Belgian State Gazette of July 15, 1999 under number 990715-385.

Capital increase- Amendments to the Memorandum and Articles of Association of July 12, 1999, published in the Annex to the Belgian State Gazette of August 5, 1999 under number 990805-592.

Capital increase- Amendments to the Memorandum and Articles of Association of August 3, 1999, published in the Annex to the Belgian State Gazette of August 24, 1999 under number 990824-173.

Capital increase- Amendments to the Memorandum and Articles of Association of August 19, 1999, published in the Annex to the Belgian State Gazette of September 15, 1999 under number 990915-133.

Capital increase- Amendments to the Memorandum and Articles of Association of September 14, 1999, published in the Annex to the Belgian State Gazette of October 8, 1999 under number 990915-133.

Capital increase- Amendments to the Memorandum and Articles of Association of September 16, 1999, published in the Annex to the Belgian State Gazette of October 8, 1999 under number 991008-377.

Capital increase- Amendments to the Memorandum and Articles of Association of October 20, 1999, published in the Annex to the Belgian State Gazette of November 17, 1999 under number 991117-258.

Capital increase- Amendments to the Memorandum and Articles of Association of November 10, 1999, published in the Annex to the Belgian State Gazette of December 3, 1999 under number 991203-159.

Capital increase- Amendments to the Memorandum and Articles of Association of November 17, 1999, published in the Annex to the Belgian State Gazette of December 11, 1999 under number 991211-629.

Capital increase- Amendments to the Memorandum and Articles of Association of November 30, 1999, published in the Annex to the Belgian State Gazette of December 23, 1999 under number 991223-427.

Issuance of Automatically Convertible Bond - December 17, 1999, published in the Annex to the Belgian State Gazette of January 8, 2000 under number 20000108-462.

Capital increase- Amendments to the Memorandum and Articles of Association of December 30, 1999, published in the Annex to the Belgian State Gazette of January 25, 2000 under number 20000125-369.

Capital increase- Amendments to the Memorandum and Articles of Association of January 7, 2000, published in the Annex to the Belgian State Gazette of January 28, 2000 under number 20000128-368.

Capital increase- Amendments to the Memorandum and Articles of Association of January 12, 2000, published in the Annex to the Belgian State Gazette of February 5, 2000 under number 20000205-31.

Capital increase- Amendments to the Memorandum and Articles of Association of January 13, 2000, published in the Annex to the Belgian State Gazette of February 5, 2000 under number 20000205-32.

Capital increase- Amendments to the Memorandum and Articles of Association of January 18, 2000, published in the Annex to the Belgian State Gazette of February 11, 2000 under number 20000211-418.

Capital increase- Amendments to the Memorandum and Articles of Association of January 19, 2000, published in the Annex to the Belgian State Gazette of February 11, 2000 under number 20000211-416.

Capital increase- Amendments to the Memorandum and Articles of Association of January 19, 2000, published in the Annex to the Belgian State Gazette of February 12, 2000 under number 20000212-126.

Capital increase under suspensive condition - Amendments to the Memorandum and Articles of Association of January 19, 2000, published in the Annex to the Belgian State Gazette of February 12, 2000 under number 20000212-115.

Capital increase- Amendments to the Memorandum and Articles of Association of January 27, 2000 published in the Annex to the Belgian State Gazette of February 18, 2000 under number 20000218-369.

Capital increase- Amendments to the Memorandum and Articles of Association of January 27, 2000 published in the Annex to the Belgian State Gazette of February 18, 2000 under number 20000218-370.

Capital increase- Amendments to the Memorandum and Articles of Association of January 28, 2000 published in the Annex to the Belgian State Gazette of February 18, 2000 under number 20000218-371.

Capital increase- Amendments to the Memorandum and Articles of Association of February 1, 2000 published in the Annex to the Belgian State Gazette of February 25, 2000 under number 20000225-337.

Capital increase- Amendments to the Memorandum and Articles of Association of February 1, 2000 published in the Annex to the Belgian State Gazette of February 25, 2000 under number 20000225-338.

Capital increase- Amendments to the Memorandum and Articles of Association of February 1, 2000 published in the Annex to the Belgian State Gazette of February 25, 2000 under number 20000225-339.

Issuance of Automatically Convertible Bond - February 9, 2000. Published in the Annex to the Belgian State Gazette of March 2, 2000 under number 20000302-152.

Issuance of Automatically Convertible Bond - February 22, 2000. Published in the Annex to the Belgian State Gazette of March 16, 2000 under number 20000316-186.

Capital increase- Amendments to the Memorandum and Articles of Association of February 23, 2000 published in the Annex to the Belgian State Gazette of March 16, 2000 under number 20000316-187.

Capital increase- Amendments to the Memorandum and Articles of Association of February 29, 2000 published in the Annex to the Belgian State Gazette of March 21, 2000 under number 20000321-210.

Capital increase- Amendments to the Memorandum and Articles of Association of March 6, 2000, published in the Annex to the Belgian State Gazette of March 30, 2000 under number 20000330-8.

Capital increase- Amendments to the Memorandum and Articles of Association of March 7, 2000, published in the Annex to the Belgian State Gazette of March 30, 2000 under number 20000330-9.

Capital increase- Amendments to the Memorandum and Articles of Association of March 9, 2000, published in the Annex to the Belgian State Gazette of March 30, 2000 under number 20000330-451.

Capital increase- Amendments to the Memorandum and Articles of Association of March 9, 2000, published in the Annex to the Belgian State Gazette of March 30, 2000 under number 20000330-452.

Capital increase- Amendments to the Memorandum and Articles of Association of March 13, 2000, published in the Annex to the Belgian State Gazette of April 6, 2000 under number 20000406-263.

Capital increase- Amendments to the Memorandum and Articles of Association of March 17, 2000, published in the Annex to the Belgian State Gazette of April 6, 2000 under number 20000406-264.

Capital increase- Amendments to the Memorandum and Articles of Association of March 21, 2000, published in the Annex to the Belgian State Gazette of April 12, 2000 under number 20000412-365.

Capital increase- Amendments to the Memorandum and Articles of Association of March 29, 2000, published in the Annex to the Belgian State Gazette of April 22, 2000 under number 20000422-282.

Capital increase- Amendments to the Memorandum and Articles of Association of March 31, 2000, published in the Annex to the Belgian State Gazette of April 27, 2000 under number 20000427-545.

Capital increase- Amendments to the Memorandum and Articles of Association of April 3, 2000, published in the Annex to the Belgian State Gazette of April 28, 2000 under number 20000428-273.

Capital increase- Amendments to the Memorandum and Articles of Association of April 3, 2000, published in the Annex to the Belgian State Gazette of April 28, 2000 under number 20000428-274.

Capital increase- Amendments to the Memorandum and Articles of Association of April 4, 2000, published in the Annex to the Belgian State Gazette of April 28, 2000 under number 20000428-271.

Capital increase- Amendments to the Memorandum and Articles of Association of April 10, 2000, published in the Annex to the Belgian State Gazette of May 4, 2000 under number 20000504-315.

Capital increase- Amendments to the Memorandum and Articles of Association of April 25, 2000, published in the Annex to the Belgian State Gazette of May 20, 2000 under number 20000520-43.

Capital increase- Amendments to the Memorandum and Articles of Association of April 27, 2000, published in the Annex to the Belgian State Gazette of May 20, 2000 under number 20000520-108.

Capital increase- Amendments to the Memorandum and Articles of Association of April 27, 2000, published in the Annex to the Belgian State Gazette of May 20, 2000 under number 20000520-42.

Capital increase- Amendments to the Memorandum and Articles of Association of May 4, 2000, published in the Annex to the Belgian State Gazette of May 24, 2000 under number 20000524-237.

Capital increase- Amendments to the Memorandum and Articles of Association of May 4, 2000, published in the Annex to the Belgian State Gazette of May 24, 2000 under number 20000520-394.

Capital increase- Warrant issuance - Amendments to the Memorandum and Articles of Association of May 5, 2000, published in the Annex to the Belgian State Gazette of May 20, 2000 under number 20000524-237.

Capital increase- Amendments to the Memorandum and Articles of Association of May 10, 2000.
Pending publication.

Capital increase- Amendments to the Memorandum and Articles of Association of May 23, 2000
Pending publication.

Capital increase- Amendments to the Memorandum and Articles of Association of May 31, 2000
Pending publication.

Capital increase- Amendments to the Memorandum and Articles of Association of May 31, 2000
Pending publication.

Capital increase- Amendments to the Memorandum and Articles of Association of May 31, 2000
Pending publication.

Merger through absorption of Flanders Dialogue Company NV, Dictation Consortium NV, Brussels Translation Group NV - Warrant issuance- Amendments to the Memorandum and Articles of Association of June 5, 2000.
Pending publication.

Capital increase- Warrant issuance - Amendments to the Memorandum and Articles of Association of June 7, 2000,
Pending publication.

TITLE I :  NAME - PRINCIPAL OFFICE - PURPOSE - DURATION

Article 1 - Corporate form and name
-----------------------------------

1.1. The company is incorporated as a "naamloze vennootschap/societe anonyme" under the name "Lernout & Hauspie Speech Products".

This name must always be preceded or followed by the words "naamloze vennootschap" or the abbreviation "N.V.", or in French, "societe anonyme" or the abbreviation "S.A.".

1.2. The company has the capacity of a company which makes appeal on or has made an appeal on public savings, as provided for in the Company Law.

Article 2 - Principal office
----------------------------

2.1. The company's principal office is located in 8900 Ieper, Flanders Language Valley 50. The Board of Directors may move this to any other place in Belgium, without a change to the articles of association being required, as long as consideration is given to the applicable language legislation. The Board of Directors is responsible for publication of any change of the principal office in the Annexes to the Belgian Official Gazette.

2.2. The Board of Management is likewise authorized to set up offices, places of business, branches and subsidiary companies both in Belgium and abroad.

Article 3 - Purpose
-------------------

The purpose of the company is:

The development and production, representation and trading in the broadest sense of the word of computer software for industrial, scientific, educational and leisure purposes.

The development and conversion of computer systems and electronic data processing systems in the broadest sense of the word for all purposes, as well as importing, exporting, representing and marketing these systems.

The provision of engineering services relating to the aforementioned hardware and software.

Entering into license contracts and granting licenses and sub-licenses relating to this software and hardware.

All activities relating to the translation of documents of any kind.

All translations and in general the development, processing and implementation of all services in the field of informatics and multimedia.

The organization of meetings of all kinds, the rental for such meetings of premises, equipment, installations for simultaneous translation, the organization of transportation for those who participate in these meetings and the hotel reservations.

The organization of an interpretation service and of interim personnel for secretariat and reception.

The creation, realization, purchase and sale, trade in general, representation, brokerage, preparation, finishing, computer processing of any article, whether or not printed, products, publicity material, posters, models, texts and advertising messages, as well as their dissemination via all possible channels, studies of advertising campaigns.

It may likewise grant personal or commercial security to the benefit of third parties.

The company may act in the position of director or liquidator of another company.

The giving of advice, the performance of studies, the preparation and start-up of organizational systems, the application of all technologies in connection with the technical, administrative, accounting, fiscal, social, financial, economic and general management of companies, the giving of training and the organization of seminars and lectures about these technologies, both in its own premises and in those of third parties.

The development, study, purchase, sale, leasing, renting and letting out, trading in and running of all computer hardware and software, directly or indirectly, for its own account or for the account of third parties, for a commission or on percentage, under own management or through representation of any company.

The purchase, sale, construction, conversion, exchange, renovation, financing, demolition, letting out and renting whether or not furnished, leasing, managing and promoting of buildings, as well as the purchase, sale, exchange, letting out, renting, leasing, valorization and subdivision of lands and terrains.

The acquisition, subscription, purchase and sale of shares, certificates [deelbewijzen] and bonds of any company, association and enterprise; it can in these or other companies, associations or enterprises accept the mandates of director or liquidator; the company can accept any management, organizational or administrative assignment, and within the framework of fulfilling these may perform all activities necessary for them;

The holding, purchase, sale, leasing and making available of all types of trademarks and patents and copyrights, and the performance of all activities connected with them.

The importing and exporting of and the trading in any products and goods intended for trade, industry and consumption.

All activities related to advertising, marketing and promotion, with respect to design, creation and material execution.

The investment, control and exploitation of moveable assets and properties, the financial of investments, either for its own account or for the account of third parties.

The company may carry out any commercial, industrial, financial and civil moveable and immovable transactions which are related to its purpose. It may take interests in all companies or enterprises, already existing or yet to be established, which pursue a purpose that is directly or indirectly connected, in whole or in part, with its own, or that is of such a nature as to promote its achievement, and this by means of association, contribution, subscription, merger, participation, financial intervention or in any other manner.

It may give security or warranties for these companies, grant advances and credit, and extend mortgage or other guarantees.

Article 4 - Duration
--------------------

The Company is incorporated for an unlimited period.


TITLE II  - CAPITAL

Article 5 - Issued Capital
--------------------------

5.1. The capital of the Company amounts to one billion five hundred forty eight million four hundred eighty six thousand eight hundred twenty six
(1,548,486,826,- BEF).

It is represented by:

One the one hand:
-----------------
hundred forty-one million nine hundred fifty six thousand three hundred and eighty eight (141,956,388) shares of Common Stock, no par value, each share representing ten komma seven seven two two five Belgian francs of the total issued statutory capital.

On the other hand:
------------------

Eight hundred ninety five thousand nine hundred thirty two (895,932) shares of automatically convertible stock, no par value, each share representing twenty one komma five four four five Belgian francs of the total issued statutory capital.

Each automatically convertible share is entitled to two votes.

5.2. All shares of Common Stock represent an equal proportion of the company's statutory capital, except for the shares of Automatically Convertible Stock.

5.3. The General Meeting of Shareholders and the Board of Directors may increase the fractional value through incorporation of reserves or issue premiums in compliance with the provisions of articles 6.1.2. and 6.1.1. respectively.

The General Meeting is authorized to decrease the fractional value of the shares through a decrease of the subscribed capital in compliance with the provisions of article 6.2.

Article 6 -  Modification of the issued capital
------------------------------------------------

6.1.1. Authorized Capital
       ------------------

       a. The General Meeting of May twenty seven, nineteen hundred and ninety eight has authorized the Board of Directors to increase the issued capital, set forth in article 5.1., in one or more capital increases, with an amount equal to the placed capital on the date of the decision of renewal, for a period of five years from the publication of this decision in the Annex to the Belgian State Gazette. This authorization to the Board of Directors may be renewed.

       b. The authorization of the Board of Directors to increase the capital applies to capital increases by subscription in cash or in kind, or by incorporation of reserves or issue premium.

       c. The Board of Directors is hereby authorized by the General Meeting, based upon a decision taken in compliance with the provisions of article 71 of the Belgian Company Law to modify within the framework of issuance of securities within the authorized capital the rights of existing classes of shares or securities which represent or not represent the issued capital.

Besides the issuance of shares, convertible bonds and warrants, the capital increases by decision of the Board of Directors may take place through the issuance of non-voting shares, shares with a preferential dividend right and preferential liquidation right and shares convertible under certain circumstances in a smaller or larger amount of shares of Common Stock.

       d. The Board of Directors is authorized within the framework of the authorized capital to cancel or limit the preferential right for subscription legally reserved for the existing shareholders in the best interest of the Company and in compliance with the provisions of article 34bis of the Company Law, whether or not in favor of one or more particular persons other than employees of the Company or its subsidiaries.

       e. The Board of Directors is authorized to require an issue premium. The issue premium must be posted to a non-disposable reserve account, and may not be used for distribution unless otherwise decided by the general meeting.

       f. The Board of Directors is authorized to amend the Articles of Association in accordance with the increase of capital as decided within the framework of the authorized capital.

       g. In the absence of an explicit authorization by the General Meeting to the Board of Directors, the authority of the Board of Directors to increase the issued capital through contribution in cash with limitation or cancellation of the preferential right for subscription of the existing shareholders or through contribution in kind is suspended as the date of notification by The Banking and Finance Commission to the Company of a public take-over on the shares of the Company. The authority of the Board of Directors to increase the issued capital within the framework of the authorized capital becomes again effective immediately after such a public take-over bid closes.

The general meeting of June five, two thousand has expressly authorized the Board of Directors to increase the issued capital in one or more capital increases as of the date of notification of a public take-over bid by the Banking and Finance Commission to the Company of a public takeover bid on the shares of the Company, through contribution in cash with cancellation or limitation of the preferential right for subscription of the existing shareholders or through contribution in kind in compliance with article 33bis,
(S)4, of the Coordinated Companies Act. This authority is granted for a term of three years, from the date of the publication of this decision in the Annex to the Belgian State Gazette and may be renewed.

6.1.2.  Capital increase by the General Meeting of shareholders.
        --------------------------------------------------------

        a. The general meeting, acting in compliance with the provisions applicable for the amendment of the Articles of Association, may decide to increase or decrease the issued capital.

        b. Shares subscribed by contribution in cash must first be offered to the existing shareholders in proportion to the amount of capital represented by their shares during the period of at least fifteen days from the date of the opening of the subscription period.

Unless the shareholders subscribe to the capital increase, the Board of Directors shall fix the subscription price and the time limit for exercising this preferential right for subscription. If the rights of ownership are split up in usufruct and naked ownership than the preferential right is belongs to the naked owner.

        c. If the general meeting decides that an issue premium is required, the issue premium shall be paid up in full at the moment of subscription and posted to a non-available reserve account, which does not qualify for profit distribution unless otherwise decided by a decision from the general meeting in compliance with the provisions applicable to the Articles of Association. The issuance premium shall to the same extent as the issued capital be used as a guarantee for third parties.

6.2. Decreases of capital
     --------------------

On decreasing the issued capital, shareholders of equal standing must be treated equally, and the remaining rules as set forth in article 72 & 72bis of the Coordinated Companies Law have to be respected.


Article 7 -  No calls on shares
-------------------------------

The Company may only issue shares which have been paid up in full immediately.

Article 8 -  Nature of the Shares
---------------------------------

8.1. The shares are registered or bearer shares, at the discretion of the stockholder.

The Company shall be entitled to issue dematerialized securities, either through capital increase or through conversion of existing registered or bearer shares into dematerialized securities. Each stockholder may request the Board of Directors to request the conversion into registered shares, bearer shares or securities, at his own expense.

The provisions set forth hereabove shall become effective upon effectiveness of the implementing order.

Shares admitted for trading on the NASDAQ market or any other stock market or stock exchange in the U.S always have to remain registered shares.

8.2. At the request of the stockholder, the Company shall issue share certificates, proving the registration of the registered shares in the stockholders' register.

If share certificates are issued, the stockholders may choose between single or multiple share certificates or a combination of both. On the request of the shareholder, these share certificates may be exchanged for collective certificates and vice versa.

8.3. At the written request of a stockholder, registered in the stockholders' register duplicates may be issued for lost or damaged share certificates, in compliance with the conditions as determined by the Board of Directors.

The cost of issuing duplicates may be charged to the requesting stockholder. If duplicates have been issued, the original certificates shall be deemed null and void in respect of the Company.

The duplicates shall bear the same numbers as the certificates which they replace and shall bear the statement "Duplicate".

8.4. Unless otherwise decided by the Board of Directors shall not cooperate in the issue of ADR's in respect to its shares.

Article 9 - Exercise of the underlying rights
---------------------------------------------

9.1. The shares are indivisible vis-a-vis the Company. If there are several owners of one share or the rights attached to a share are divided amongst several people, the Board of Directors may suspend the exercise of the underlying rights until one person has been designated as owner of the share to the Company.

In the event the rights of ownership are split up in usufruct and naked property, then the usufructuary shall be considered as stockholder towards the Company.

This right of the Board of Directors shall not apply to the underlying rights of shares held in undivided ownership with mutual rights of succession, which are registered in the name of the undivided owners in the stockholders' register, provided that both owners agree upon the exercise of the underlying rights.

9.2. The granting of a pledge and the usufruct shall be stated under the registration in the stockholders' register with the indication of the name and address of the pledgee and the usufructuary.

Article 10 - Successors
-----------------------

The rights and obligations continue to be attached to the share, regardless to whom it is transferred.

Article 11 - Acquisition and disposition by the Company of its own shares
-------------------------------------------------------------------------

11.1. The general meeting may decide to acquire or dispose of its own shares in compliance with article 52bis of the Company Law.

11.2. The General Meeting of June five, two thousand has explicitly authorized the Board of Directors to, in compliance with the provisions of the Belgian Company Law, acquire through purchase or exchange, or dispose of its own shares and profit sharing certificates, without prior approval of the general meeting directly or through a third party acting in his own name but on behalf of the Company or a subsidiary (as that term is defined in article 52, quinquies, (S)1 of the Belgian Company Law), in the event said acquisition is required in order to prevent a serious ominous disadvantage for the Company. This authorization is granted for a period of three years from the publication of the decision of authorization in the Annexes to the Belgian State Gazette and may be renewed.

11.3. The General Meeting of June five, two thousand has explicitly authorized the Board of Directors to acquire, in compliance with the provisions of the article 52bis of the Belgian Company Law, the maximum authorized number of shares through purchase or exchange at a price equal to at least the intrinsic value of shares of Common Stock and at the most 110% of the closing price of the L&H stock on NASDAQ on the day preceding the day of purchase or exchange. The authorization to acquire its own shares within a fixed range is granted for a period of eighteen months from the publication of the decision of authorization in the Annexes to the Belgian State Gazette and may be renewed.

Article 12 - Issue of bonds, convertible bonds and warrants
-----------------------------------------------------------

The Board of Directors is authorized to issue bonds, regardless of whether these bonds are secured by mortgage or in any other sense.

The general meeting of stockholders may decide to issue convertible bonds and warrants convertible in shares, which may be registered, bearer shares or securities.

Within the framework of the authorized capital, the Board of Directors is authorized to issue warrants and convertible notes.

The bearer bonds are valid subject to the execution by at least two directors, the signatures may be replaced by name stamps.

Article 12bis - Disclosure of significant shareholdings
-------------------------------------------------------

Each person who sells or acquires directly or indirectly a number of shares in the company having as a result that it holds a number of voting rights of the company which exceeds or decreases below a threshold of five percent of all outstanding voting rights of the company or any multiplicator of five percent, must disclose this to the company within five days following such sale or purchase, indicating the number of voting rights in its possession.

Such disclosure must be made on a specific form to be obtained at the company's registered office. Persons notifying the company of such sale or purchase under the American securities regulation will be exempt from this requirement. The company will inform the EASDAQ Market Authority within three days following receipt of such notification and will announce this information to the market.

Failure to disclose will result in a suspension of the voting rights attached to the shares held by such person from the day the company has been informed of this significant shareholding until the later of (i) the day following the annual general shareholders meeting or (ii) six months following receipt of such information by the company.

TITLE III - MANAGEMENT AND AUDIT

Article 13 - Composition of the Board of Directors
--------------------------------------------------

13.1. The Company is managed by a Board of Directors consisting of maximum seventeen Directors, who may or may not be shareholders, to be elected by the general meeting of shareholders.

Appointment of directors others than those provided for in article 13.2. until
13.6. must be notified in writing to the Company before the convocation of the general meeting, which shall appoint the directors.

The director's term may not exceed six years. As long as the general meeting for whatever reason didn't provide for a successor, the director whose term ended shall continue to serve as a director.

Outgoing directors may be re-appointed.

The general meeting may at all times suspend or dismiss a director.

13.2. Nine directors shall be elected from candidates nominated thereto by "L&H Holding N.V.", as long as, L&H Holding N.V. and the Netherlands Foundation LEHA, with registered offices at 3012 CM Rotterdam, WEENA, jointly, as well as all entities which, directly or indirectly, controlled (as that term is defined in the Annexes to the Royal Decree of October 6, 1976 regarding the annual accounts of companies) by L&H Holding N.V. or the Netherlands Foundation, separately or together, hold(s), calculated as set forth hereabove, ten percent (10%) of the shares of the Company, at the date of the nomination and at the time of the stockholders' meeting electing such nominees,

If the shareholding of L&H Holding N.V. and the Netherlands foundation falls below ten percent (10%), L&H Holding N.V. will be entitled to nominate one director for each one and a half (1.5%) of the outstanding shares L&H Holding N.V. and the Netherlands Foundation hold.

13.3. One director shall be elected from the candidates nominated thereto by the N.V. GIMV, with registered offices at Karel Oomsstraat 37, 2018 Antwerp, insofar as the aforesaid holds, directly or indirectly, three point thirty three percent (3.33%) of the shares of the Company, both at the time of the nomination of the candidate and the time of the appointment by the general meeting.

13.4. One director shall be elected from the candidates nominated thereto by the Microsoft Corporation, One with registered offices at One Microsoft Way, Redmond, Washington 98052-6399 insofar as the aforesaid holds directly or indirectly 3,867,224 shares (post stock split April 17, 2000) of Common Stock.

13.5. The Chief Executive Officer of the company will automatically be eligible for an appointment as director.

13.6. The nomination rights defined in Articles 13.2. to 13.5. may be assigned by the authorized nominee to a company connected with the authorized nominee at the time of the transfer as defined in article 13.7, including companies with which the authorized nominee forms a consortium.

13.7. The mandates of the directors appointed in accordance with Articles 13.6., 13.2, and 13.5. shall not end before the end of their term, despite the fact that the shareholders who were entitled to nominate these directors shall no longer be entitled. The above does not however break the right of the General Meeting to suspend or dismiss a director at any time.

13.8. At least three directors on the Board of Directors should be Independent Directors.

An "Independent Director" is a person who:
-   is respected in the business world;
- is not or has not been employed or in any other way paid and likewise has not been so for the last five years before his appointment for services (services other than as director of the Company) provided to an Associated Party.
-   is not a Connected Party to an Associated Party;
- has no other relationship (other than the ownership of shares or a commission as director of the Company) or displays characteristics which could endanger its independence from an Associated Party.

An "Associated Party" is understood to be: the Company or a Connected Party, a director or member of the directorate of the Company or a Connected Party or one of the Companies Connected to these.

A "Connected Party" is understood to be: a remunerated (other than for services as director of the Company) advisor or consultant of the Company, the directors or members of the directorate of the Company or of one of those Companies Connected to these.

"Connected Company", relating to an entity, means:
(i) any person who directly or indirectly controls the entity through one or more intermediaries (the Controlling Entity); or

(ii) a person (other than the entity) who is controlled or is under the joint control of a Controlling Entity.

"Controlling Entity" is the entity which, directly or indirectly, has the authority to manage the management or company policy of another entity, whether by ownership of voting shares or by contract or in any other way.

13.9. The Board of Directors is authorized to modify and re-coordinate the articles of association in order to delete that part of Article 13 which could no longer be worked out.

Article 14 - Premature Vacancy
------------------------------

In the case of a premature vacancy in the Board of Directors, the remaining directors are entitled to provide for the vacancy provisionally until the general meeting appoints a new director, on the condition that, in the degree to which this is applicable, the new director is appointed in accordance with the provisions of Article 13.2. to Article 13.6. inclusive of these articles of association, from the candidates nominated by the category of shareholders on whose proposal the director to be replaced was appointed. The appointment will be placed on the agenda of the next general meeting.

Any director so appointed by the general meeting terminates the commission of the director he replaces.

Article 15 - Chairmanship
-------------------------

The Board of Directors may select one or two Co-Chairman and one or more vice Chairman from its members. As long as L&H Holding N.V. is entitled to nominate at least one director in compliance with article 13.1. of these articles of association, the chairman shall be appointed from the directors appointed by L&H Holding N.V.

Article 16 - Meetings of the Board of Directors
-----------------------------------------------

16.1. The Board of Directors is convened by the Chairman or by a delegate on each occasion when the interests of the Company so require.

16.2. The notice states location, date, time and agenda for the meeting and have to be sent at least three full days before the meeting by letter, telegram, telex, telefax or in another written form. In the case of great urgency and in the interest of the Company, this period may be shortened by the Chairman or the delegated director to 24 hours.

16.3. If the chairman cannot attend, the Board of Directors is chaired by a vice-chairman, if this position exists, or by a director so designated by the other directors who are appointed on the nomination of L&H Holding N.V.

16.4. The regularity of the convention cannot be disputed if all directors are present or are regularly represented.

16.5. The Board of Directors may appoint a management committee, in which the Chairman and certain other persons who are designated by the Board of Directors sit. The authority of the Management Committee is defined by the Board of Directors.

16.6. The Board of Directors may designate other committees, such as an "Audit Committee" and a "Compensation Committee", on which the persons designated by the Board of Directors sit. The authority of these committees is defined by the Board of Directors.

Article 17 - Deliberation
-------------------------

17.1. The Board of Directors may only deliberate legitimately if the majority of its members are present or represented. If this quorum is not reached, a new board may be convened with the same agenda, which shall deliberate and decide legitimately if at least two directors are present or represented.

17.2. The Board of Directors may deliberate via conference calls in which verbal votes are cast, on the condition that all directors were given the opportunity to take part in the meeting and the electronic resources for this are made available to them free of charge.

In accordance with Article 67 of the Companies Act, written decision making is permitted with the agreement of all directors.

17.3. The board may only deliberate legitimately about points not stated on the agenda with the agreement of the entire Board of Directors.

17.4. Each director may authorize a colleague by letter, telegram, telex, telefax or in another written form to represent him at a meeting of the Board of Directors. This proxy is only valid for the meeting of the Board of Directors specifically indicated in the proxy.

In this case the provider of the proxy is considered to be present at the meeting.

17.5. The decisions of the Board of Directors are taken by ordinary majority of the votes cast. Bank and void votes will not be taken into account. In the case of a split vote the Chairman has the casting vote.

17.6. The director who shall directly or indirectly have an interest in the implementation of a decision from the Board of Directors must be guided by the provisions of Article 60 of the Companies Act.

If the required quorum to deliberate legitimately is not present at a meeting of the Board of Directors and one or more decisions are legitimately taken by a majority of the other directors present or represented.

Article 18 - Minutes
--------------------

18.1. The deliberations of the Board of Directors will be recorded in minutes which will be signed by the Chairman and at least one other director.

18.2. The proxies will be attached to the minutes.

18.3. The copies or extracts from the minutes to be submitted in law or in any other sense will be signed by the Chairman, a delegated director or two directors. This authority may be assigned to a representative.

Article 19 - Authorities of the Board of Directors
----------------------------------------------------

The Board of Directors has the most extensive authorities to carry out all actions required or useful to the realization of the Company's purpose.
It is authorized to carry out all acts which are not expressly reserved by the law or the Articles of Association to the general meeting.

The Board of Directors may assign its authorities for special and specific matters to a representative, even if this person is not a shareholder or director or to the special committee mentioned in article 16.

Article 20 -  Remuneration
--------------------------

The general meeting decides on the remuneration of the directors.

Article 21 -  Representation
----------------------------

The Company is legally represented, including representation in law, by (i) one co-chairman, (ii) a managing director or (iii) two directors acting jointly. These persons should supply third parties with no evidence of a prior decision from the Board of Directors. These persons may assign their authorities to a representative, even if this person in not a stockholder or director for specific and special matters (including the representation at law)

Article 22 - Daily Management
------------------------------

22.1. The Board of Directors may assign the daily management of the Company to one or more directors who shall use the title of Managing Director, or to one or more directors who shall use the title of General Director, which party does not have to be a shareholder.

22.2. In the case of daily management delegation, the Board of Directors or a committee provided for in Article 16 defines the remuneration attached to this commission.

If multiple persons are charged with the daily management, the Company will be legally represented in all its dealings in daily management, who should supply them with no evidence of a prior decision.

22.3. The Board of Directors and each person charged with daily management may assign his authorities for special and specific matters to representative, even if this representative is not a director, such as, among others, a Chief Financial Officer ("CFO"), A Chief Operating Officer ("COO") or a Vice President ("VP").

Article 23 -  Audit

23.1. The Audit on the financial situation, the annual accounts and the regularity from the viewpoint of the Coordinated Companies Act and the Articles of Association of the transactions in the annual accounts is assigned to tone or more officials who are appointed by the general meeting from the members of the Institute of Company auditors.

23.2. The general meeting decides on the number of officers and establishes their remuneration.

23.3. The officers are appointed for a new renewable term of three years.

23.4. On penalty of compensation, the general meeting may only dismiss them during their commission for legal reasons, as long as the procedure described in
Article 64 section five of the Coordinated Company laws is respected.

23.5. In the absence of officers or when all officers find it impossible to carry out their task, the Board of Directors calls a general meeting to provide for their appointment or replacement.

Article 24 - Task of the Officers
---------------------------------

24.1. The officers have, jointly or separately, an unlimited right of audit over all the Company's transactions. They may have on site access to the Books, exchanges of correspondence, minutes and in general all the Company's documents.

24.2. Every six months, the Board of Directors hands them over a statement which summarizes the Company's assets and liabilities situation.

24.3. In the execution of their task, the officers may, at their own expense, have themselves supported by employees or other persons for whom they answer.

TITLE IV  - GENERAL MEETING

Article 25 - Composition and Authorities
----------------------------------------

The regularly composed general meeting represents the generality of the shareholders.

The decisions of the general meeting are binding on all shareholders, even those absent or those who voted negatively.

Article 26 - Meeting
--------------------

26.1. The annual meeting is held on the first Monday of the month of June at
5.00 p.m. If this day is a legal public holiday in Belgium the meeting is held on the next working day.

26.2. An extraordinary General Meeting may be convened each time the interest of the Company so requires and must be convened each time the shareholders who jointly represent one fifth of the subscribed capital so request.

26.3. Unless otherwise stated in the summons to attend, the General Meetings take place at the company's registered office.

Article 27 - Convention
-----------------------
27.1. The Board of Directors or the officer(s) convene the General Meeting.

27.2. The summons to attend state the location, date, time and agenda of the General Meetings and are made in the form and within the times required by Articles 73 and 78 of the Companies Act.

27.3. A General Meeting is held each year, the agenda for which states at least the following points: discussion of the annual report and, as the case may be, the report from the officer(s), discussion and approval of the annual accounts and use of the net profits, discharge of the directors (and the officer(s) and, as the case may be, appointment of directors (and officer(s)). The agenda must contain the proposals for decisions from the Board of Directors.

27.4. The regularity of the convention may not be disputed if all shareholders are present or represented.

ARTICLE 28 - ADMISSION

28.1. In order to determine the stockholders entitled to receive notice for the general meetings of stockholders, the Board of Directors shall limit the right to receive a notice for the general meeting to the registered stockholders of record of a date to determine by the Board of Directors but not earlier than sixty (60) days before the meeting. In order to be admitted to the General Meeting the owners of registered shares must inform the Board of Directors that they will attend the General Meeting before the date of the meeting if the Board of Directors requires this in the summons to attend.

28.2. The owners of bearer shares must deposit their shares at the place designated in the summons a minimum of three working days before the general meeting. They shall be entitled to attend the meeting subject to submitting a certificate evidencing the deposition of their shares.

28.3. The holders of dematerialized securities must, within the same, by the bodies appointed by the Board of Directors, submit a certificate evidencing to the shares are not available with regard to the general meeting.

The provisions set forth hereabove shall become effective upon effectiveness of the implementing order.

Article 29 - Representation
---------------------------

29.1. Each shareholder may provide a proxy by letter, telegram, telex, telefax or other written form to represent him at the General Meeting. The representative must not be a shareholder.

29.2. The Board of Directors may specify the form of the proxies in the summons and require that they be deposited at least six working days before the General Meeting at the place designated in the summons.

Article 30 - Office
-------------------

30.1. Each General Meeting is chaired by the chairman of the Board of Directors or by the vice chairman if one has been appointed or, in their absence, by a delegate director or, in his absence, by the eldest director.

30.2. The chairman appoints a secretary and two vote takers. They must not be shareholders. Together they form the office of the General Meeting.

Article 31 - Postponement
-------------------------

The Board of Directors may postpone any General Meeting during the sitting for three weeks.

Article 32 - Number of votes - Exercising the voting rights
-----------------------------------------------------------

Each share gives the right to one vote.

The holders of bonds may attend the General Meeting, but only with an advisory vote.

Article 33 - Deliberation
-------------------------

33.1. Prior to the sitting being opened, a list of those present, containing the names of the shareholders and the number of shares with which they are participating in the meeting, is singed by each of them or their representative.

33.2. The General Meeting cannot deliberate on points not stated on the agenda, unless all shareholders present at the meeting unanimously decide to extend the agenda.

33.3. The directors provide answers to the questions posed by the shareholders concerning their report or the points on the agenda. The officer(s) provides/provide answers to questions posed by the shareholders concerning their report.

33.4. With the exception of legal or statutory provisions to the contrary, the decisions are taken by ordinary majority of the votes cast, regardless of the number of shares represented at the meeting. Blank or invalid votes are not added to the votes cast.

33.5. If, during the appointment of a director (or officer), no single candidate reaches the complete majority of the votes cast, a new vote is taken between the two candidates who reached the most votes. If the number of votes in the second vote is equal the older candidate is elected.

33.6. Votes are cast by raising hands or by calling names unless the General Meeting decides otherwise with a simple majority of the votes cast.

Article 34 - Minutes
--------------------

34.1. The minutes of the General Meeting are signed by the members of the office as defined in Article 30 and shareholders who ask for them.

34.2. Copies to be submitted in law or any other sense are signed by the chairman, a delegate director or two directors.

TITLE V - ANNUAL ACCOUNTS - PROFIT DISTRIBUTION

Article 35 - Annual accounts
----------------------------

35.1. The financial year begins on first January and ends on thirty first December of each year.

35.2. At the end of each financial year, the Board of Directors produces an inventory and the annual accounts. The directors likewise draw up a report in which they give an account of their policy. That report contains comments on the annual accounts in which a reliable overview is given of the state of affairs and the position of the company, as well as the information prescribed by Article 77 of the Companies Act.

Article 36 - Approval of the annual accounts
--------------------------------------------

36.1. The annual meeting listens to the annual report, and report from the officer(s) as the case may be, and decides on approval of the annual accounts.

36.2. Following approval of the annual accounts the General Meeting speaks out, by separate vote, about discharge of the directors and officer(s) as the case may be. This discharge is only valid if the balance sheet contains neither omissions nor false statements which conceal the true situation of the Company, and, as far as dealings in conflict with the articles of association are concerned, only when these were specially designated in the summons to attend.

36.3. The Board of Directors ensures that the annual accounts, the annual report and the other documents stated in Article 80 of the Companies Act are deposited with the National Bank of Belgium within thirty days of the annual accounts being approved.

Article 37 - Payment
--------------------

37.1. Each year an amount of five percent is deducted in advance from the net profit stated in the annual accounts for formation of a legal reserve; this deduction in advance is no longer compulsory when the reserve fund reaches one tenth of the subscribed capital.

37.2. On proposal by the Board of Directors, the General Meeting decides by ordinary majority of votes cast about the use of the balance of the net profit, as long as Article 77 bis of the Companies Act is honored.

37.3. The Board of Directors may decide to pay interim dividends, subject to meeting the applicable provisions of the Belgian Company Law.

Article 38 - Payment of dividends
---------------------------------

38.1. Payment of dividends is made at the time and place set by the Board of Directors.

38.2. Dividends not collected, paid out on nominal shares, lapse in favor of the Company after the passage of five years from the date on which payment was possible.


TITLE VI  - DISSOLUTION  - LIQUIDATION

Article 39 - Voluntary dissolution
----------------------------------

39.1. If, as a result of losses suffered, the assets have fallen to less than half of the subscribed capital, the Directors must submit the application for dissolution of the Company and possibly other measures to the General Meeting, which shall deliberate in accordance with Article 103 of the Companies Act.

39.2. If, as a result of losses suffered, the net assets have fallen to less than one quarter of the subscribed capital, one quarter of the votes cast at the meeting can decide on dissolution.

39.3. If the net assets have fallen below the legal minimum amount defined in
Article 29 of the Companies Act, any interested party may demand the dissolution of the Company in Law. In such a case, the court may grant the Company a period to regularize its situation.

Article 40 - Liquidation
------------------------

40.1. In the event of dissolution of the Company, whenever and for whatever reason, the liquidation shall be carried out by liquidators appointed by the General Meeting, and failing such an liquidation committee. The liquidators shall act jointly unless otherwise decided. To this end the liquidators shall have the most extensive powers in accordance with Article 181 and subsequent of the Companies Act, with the exception of limitations imposed by the General Meeting.

40.2. The General Meeting shall specify the remuneration of the liquidators.

Article 41 - Distribution
-------------------------

41.1. After discharge of all debts, charges and costs of the liquidation, the net assets will first be used to reimburse the fully paid up amount of the shares not yet repaid.

41.2. Any surplus will be distributed in equal parts across all the shares.

41.3. If the net proceeds are not sufficient to reimburse all shares, the liquidators shall first reimburse the shares which are paid up to a greater degree until they are on an equal footing with the shares paid up to a lesser degree, or shall make a supplementary call for capital at the expense of the latter.

TITLE VII  - GENERAL PROVISIONS
-------------------------------

Article 42 - Election of residence
----------------------------------

42.1. All directors, managers and liquidators residing abroad shall, for the duration of their term of office, elect residence at the Company's registered office, where all summonses and notices pertaining to the Company's business and the responsibility for its business may be served, with the exception of summonses served in accordance with these articles of association.

42.2. The holders of nominal shares are obliged to notify the Company of each change of address. In the absence of notification they shall be deemed to have elected residence at their former residence.

Article 43 - Legal provisions included in these articles of association
-----------------------------------------------------------------------

Statutory provisions which are literal reproductions of the legal provisions of the Companies Act are only stated for information and therefore do not acquire the status of statutory provision for the application of Article 79 of the Companies Act.

Article 44 - Indemnification
----------------------------

To the extent permitted by the law, the Company shall be authorized to indemnify its directors, employees or representatives for monetary damages towards third parties resulting from breaches of their duties with respect to the Company, except for foul play or gross negligence.

     THUS UPDATED to the date of June 7, 2000 and signed on behalf of the Company by notary Eric Himpe in Ieper.